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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:



/ /      Preliminary Proxy Statement
/ /      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/X/      Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                           GOLF TRUST OF AMERICA, INC.
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:  $__________
         (5)     Total fee paid:  $__________

/ /      Fee paid previously with preliminary materials. __________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: __________________
         (2)      Form, Schedule or Registration Statement No.: ________________
         (3)      Filing Party: __________________
         (4)      Date Filed: __________________




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Golf Trust of America, Inc. issued the following press release on March 15,
2001:

AT THE COMPANY
W. Bradley Blair, II
President and Chief Executive Officer
Scott D. Peters
Chief Financial Officer
(843) 723-4653

FOR IMMEDIATE RELEASE
March 15, 2001


            GOLF TRUST OF AMERICA FILES PRELIMINARY LIQUIDATION PROXY
                           AND FORM 10-K WITH THE SEC

CHARLESTON, SC, MARCH 15, 2001 -- Golf Trust of America, Inc. (AMEX:GTA) today announced that the Company has filed a preliminary liquidation proxy and its Form 10-K Annual Report for the year ended December 31, 2000 with the Securities and Exchange Commission (SEC).

These filings are available for free on the SEC web site. Once the SEC review process is complete, GTA will mail a copy of the definitive proxy statement to its stockholders, together with instructions on voting procedures. Stockholders should read the proxy statement carefully when it is available because it will contain important information.

Golf Trust of America, Inc. is a real estate investment trust involved in the ownership of high-quality golf courses in the United States. The Company currently owns an interest in 44 (eighteen-hole equivalent) courses.

                                      # # #

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS INCLUDING GENERAL ECONOMIC CONDITIONS, COMPETITION FOR GOLF COURSE ACQUISITIONS, THE AVAILABILITY OF EQUITY AND DEBT FINANCING, INTEREST RATES AND OTHER RISK FACTORS AS OUTLINED IN THE COMPANY'S SEC REPORTS.